NAME OF REGISTRANT:
Templeton Global Smaller Companies Fund
File No. 811-03143

EXHIBIT ITEM No. 77(c): Matters Submitted to a Vote of Security Holders

A Special Meeting of Shareholders of Templeton Global Smaller Companies Fund, Inc. (the "Fund") was held at the Fund's offices, 500 East Broward Blvd., Fort Lauderdale, Florida, on March 19, 2004 and reconvened on May 17, 2004. The purpose of the meeting was to elect eleven Directors of the Fund, and to vote on the following Proposals and Sub-Proposals: To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust, to approve amendments to certain of the Fund's fundamental investment restrictions (including eight Sub-Proposals) and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting held on March 19, 2004, the following persons were elected by the shareholders to serve as Independent Directors of the Fund:
Harris J. Ashton, Frank J. Crothers, S. Joseph Fortunato, Edith E. Holiday, Gordon S. Macklin, Fred R. Millsaps, Frank A. Olson and Constantine D. Tseretopoulos. Nicholas F. Brady, Harmon E. Burns and Charles B. Johnson were elected by the shareholders to serve as Interested Directors. In addition, shareholders approved amendments to certain of the Fund's fundamental investment restrictions (including eight Sub-Proposals) and the elimination of certain of the Fund's fundamental investment restrictions. At the reconvened meeting held on May 17, 2004, shareholders approved the Agreement and Plan of Reorganization that provided for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust. No other business was transacted at the meetings.

The results of the voting at the meetings are as follows:

Proposal 1.  The election of Directors:


-------------------------------------------------------------------------------------------------------------
                                                  % OF         % OF                        % OF       % OF
                                                OUTSTANDING    VOTED                    OUTSTANDING   VOTED
  NAME                               FOR          SHARES      SHARES      WITHHELD        SHARES     SHARES
-------------------------------------------------------------------------------------------------------------
  Harris J. Ashton ........     51,027,568.061    50.797%     95.654%   2,318,413.619      2.308%    4.346%
  Frank J. Crothers .......     51,101,813.255    50.871%     95.793%   2,244,168.425      2.234%    4.207%
  S. Joseph Fortunato .....     51,034,710.841    50.804%     95.667%   2,311,270.839      2.301%    4.333%
  Edith E. Holiday ........     51,064,486.513    50.834%     95.723%   2,281,495.167      2.271%    4.277%
  Gordon S. Macklin .......     50,875,015.124    50.645%     95.368%   2,470,966.556      2.460%    4.632%
  Fred R. Millsaps ........     51,006,450.953    50.776%     95.614%   2,339,530.727      2.329%    4.386%
  Frank A. Olson ..........     50,999,357.660    50.769%     95.601%   2,346,624.020      2.336%    4.399%
  Constantine D.
   Tseretopoulos ..........     51,073,692.909    50.843%     95.740%   2,272,288.771      2.262%    4.260%
  Nicholas F. Brady .......     50,899,675.836    50.670%     95.414%   2,446,305.844      2.435%    4.586%
  Harmon E. Burns .........     51,020,746.322    50.790%     95.641%   2,325,235.358      2.315%    4.359%
  Charles B. Johnson ......     50,947,682.315    50.717%     95.504%   2,398,299.365      2.387%    4.496%




Proposal 2. To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................     51,462,867.94         51.230%           80.217%
  Against ...............      2,498,337.94          2.487%            3.894%
  Abstain ...............      3,247,400.69          3.233%            5.062%
  Broker Non-Votes ......      6,945,768.00          6.914%           10.827%
-------------------------------------------------------------------------------
  TOTAL .................     64,154,374.57         63.864%          100.000%





Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes eight (8) Sub-Proposals):


     Proposal 3a: To amend the Fund's fundamental investment restriction regarding diversification of investments:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................     38,440,001.805        38.266%           72.058%
  Against ...............      2,602,710.761         2.591%            4.879%
  Abstain ...............      2,648,727.114         2.637%            4.965%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL .................     53,345,981.680        53.105%          100.000%




     Proposal 3b: To amend the Fund's fundamental investment restriction regarding investments in real estate:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................     37,613,911.006        37.444%           70.509%
  Against ...............      3,448,624.544         3.433%            6.465%
  Abstain ...............      2,628,914.130         2.671%            4.928%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL .................     53,345,981.680        53.105%          100.000%



     Proposal 3c: To amend the Fund's fundamental investment restriction regarding investments in commodities:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................     36,962,468.630        36.795%           69.288%
  Against ...............      3,936,282.748         3.918%            7.379%
  Abstain ...............      2,792,698.302         2.780%            5.235%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL .................     53,345,981.680        53.105%          100.000%




     Proposal 3d: To amend the Fund's fundamental investment restriction regarding underwriting:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For .................       37,588,295.769        37.418%           70.461%
  Against ...............      3,287,224.246         3.272%            6.162%
  Abstain ...............      2,815,929.665         2.803%            5.279%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL ...............       53,345,981.680        53.105%          100.000%



     Proposal 3e: To amend the Fund's fundamental investment restriction regarding issuing senior securities:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For .................       37,209,165.613        37.041%           69.751%
  Against ...............      3,733,287.905         3.716%            6.998%
  Abstain ...............      2,748,996.162         2.737%            5.153%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL ...............       53,345,981.680        53.105%          100.000%



     Proposal 3f: To amend the Fund's fundamental investment restriction regarding lending:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For .................       37,095,516.757        36.928%           69.538%
  Against ...............      3,716,306.212         3.700%            6.966%
  Abstain ...............      2,879,626.711         2.867%            5.398%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL ...............       53,345,981.680        53.105%          100.000%



     Proposal 3g: To amend the Fund's fundamental investment restriction regarding borrowing:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For .................       36,819,912.549        36.653%           69.021%
  Against ...............      4,004,927.082         3.987%            7.507%
  Abstain ...............      2,866,610.049         2.854%            5.374%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL ...............       53,345,981.680        53.105%          100.000%


     Proposal 3h: To amend the Fund's fundamental investment restriction regarding industry concentration:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For .................       37,780,241.515        37.609%           70.821%
  Against ...............      3,146,449.949         3.132%            5.898%
  Abstain ...............      2,764,758.216         2.752%            5.183%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL ...............       53,345,981.680        53.105%          100.000%



Proposal 4: To approve the elimination of certain of the Fund's fundamental investment restrictions:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For .................       37,011,532.513        36.844%           69.380%
  Against ...............      3,773,768.458         3.757%            7.074%
  Abstain ...............      2,906,148.709         2.893%            5.448%
  Broker Non-Votes ......      9,654,532.000         9.611%           18.098%
-------------------------------------------------------------------------------
  TOTAL ...............       53,345,981.680        53.105%          100.000%